SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	3
2

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 25, 2014, the Board of Directors of M&F Bancorp, Inc. (the “Company”) elected James H. Sills, III to serve as a director of the Company. At the same time, he was also elected to serve as a director of the Company’s wholly-owned subsidiary, Mechanics and Farmers Bank (“M&F Bank”). Mr. Sills will serve as a director of the Company and the Bank until the Company’s 2015 Annual Meeting of Shareholders, or until his successor is elected and qualified, or his earlier removal, resignation, death or incapacity. Mr. Sills has not yet been appointed to serve on any board committees, but is expected to be appointed to various committees.

On August 11, 2014, the Company and the Bank announced Mr. Sills’ appointment as President and Chief Executive Officer of the Company and the Bank, effective September 1, 2014.

A copy of the Company’s press release, dated December 1, 2014, making this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2014

M&F BANCORP, INC.
By:	/s/ Randall C. Hall
Randall C. Hall
Senior Vice President and Chief Financial Officer

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